Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2020 EARNINGS

•	First quarter earnings per share (diluted) of $1.39, an increase of 17.8% compared to the first quarter 2019
•	First quarter net income of $130.848 million
•	Loans increased $281.849 million or 1.50% during the first quarter 2020
•	Allowance for credit losses on loans and on off-balance sheet credit exposure was $357.206 million
•	Allowance for credit losses to total loans, excluding warehouse purchase program loans, of 1.88%
•	Nonperforming assets remain low at 0.25% of first quarter average interest-earning assets
•	Return (annualized) on first quarter average assets of 1.67%
•	Returns (annualized) on first quarter averages common equity of 8.86% and average tangible common equity of 20.16%(1)
•	Repurchased 2.092 million shares during the first quarter of 2020

HOUSTON, April 29, 2020. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2020 of $130.848 million compared with $82.402 million for the same period in 2019. Net income per diluted common share was $1.39 compared with $1.18 for the same period in 2019. Additionally, loans increased 1.5% during the first quarter 2020 and nonperforming assets remain low at 0.25% of first quarter average interest-earning assets. On November 1, 2019, LegacyTexas Financial Group, Inc. (“LegacyTexas”), merged with Prosperity Bancshares and LegacyTexas Bank merged with Prosperity Bank (collectively, the “Merger”).

“I am proud to announce that Prosperity posted diluted earnings per share of $1.39 for the first quarter of 2020, a 17.8% increase compared with the same period in 2019. Our merger with LegacyTexas was completed on November 1, 2019 and our management teams continue to find commonalties and strengths that we expect will benefit our company, shareholders and associates going forward.  Our planned operational integration remains on schedule for June of this year,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“In our efforts to continue enhance shareholder value, during the first quarter 2020 Prosperity repurchased 2.092 million shares of its common stock at a weighted average price of $52.59 per share,” continued Zalman.

“Also, during the first quarter of 2020, Prosperity increased its allowance for credit losses on loans to $327.206 million from $87.469 million for the fourth quarter of 2019 after adopting accounting standard ASU 2016-13, also known as CECL. The amount of the allowance is based on our CECL methodology. We believe that these additional reserves should help insulate the company during these challenging and unprecedented times. Our allowance for credit losses to total loans, excluding warehouse purchase program loans, now stands at 1.88% compared to 0.51% at December 31, 2019,” added Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“While today’s challenges are certainly extraordinary, Prosperity has a deep management team with experience navigating and adapting to difficult times. We entered this economic downturn from a position of strength, with sound credit quality, robust capital and liquidity and solid operating fundamentals. We believe that our team will see us through and we remain confident in our long-term future,” stated Zalman.

“I would like to thank every associate at Prosperity. Throughout the past several months, while dealing with various personal challenges related to the pandemic, our retail team operated at full capacity, enabling us to keep our locations open and serve our customers’ daily needs. Additionally, our operational staff and lending team were crucial in accepting, processing and submitting thousands of SBA PPP applications and closing the loans, working around the clock to assist our customers,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2020

Net income was $130.848 million(2) for the three months ended March 31, 2020 compared with $82.402 million(3) for the same period in 2019. Net income per diluted common share was $1.39 for the three months ended March 31, 2020 compared with $1.18 for the same period in 2019. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2020 were 1.67%, 8.86% and 20.16%(1), respectively. Prosperity’s efficiency ratio (excluding net gains on the sale of assets and taxes) was 42.90%(1) for the three months ended March 31, 2020. Excluding merger related expenses of $544 thousand, net of tax, the efficiency ratio was 42.71%(1) for the three months ended March 31, 2020.

Net interest income before provision for credit losses for the three months ended March 31, 2020 was $256.031 million compared with $154.911 million for the same period in 2019, an increase of $101.120 million or 65.3%. The increase was primarily due to the Merger and the increase in loan discount accretion of $26.689 million. On a linked quarter basis, net interest income before provision for credit losses was $256.031 million compared with $232.030 million for the three months ended December 31, 2019. The increase was primarily due to the increase in loan discount accretion of $4.740 million and three months of combined bank earnings in the first quarter of 2020 compared with only two months in the fourth quarter 2019.

The net interest margin on a tax equivalent basis was 3.81% for the three months ended March 31, 2020 compared with 3.20% for the same period in 2019. The change was primarily due to increased interest-earning assets and the $26.689 million increase in loan discount accretion. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.81% for the three months ended March 31, 2020 compared with 3.66% for the three months ended December 31, 2019. The change was primarily due to increased interest-earning assets and the $4.740 million increase in loan discount accretion.

Noninterest income was $34.388 million for the three months ended March 31, 2020 compared with $28.144 million for the same period in 2019, an increase of $6.244 million or 22.2%. This increase was primarily due to an increase in nonsufficient funds fees, credit card, debit card and ATM card fees, mortgage income, service fees and other noninterest income primarily due to the Merger. On a linked quarter basis, noninterest income decreased $1.118 million or 3.1% to $34.388 million compared with $35.506 million for the three months ended December 31, 2019, primarily due to the decrease in other noninterest income and mortgage income, partially offset by lower net loss on write-down of assets.

Noninterest expense was $124.741 million for the three months ended March 31, 2020 compared with $78.571 million for the same period in 2019, an increase of $46.170 million or 58.8%, primarily due to the Merger. On a linked quarter basis, noninterest expense decreased $31.710 million or 20.3% to $124.741 million compared with $156.451 million for the three months ended December 31, 2019. The decrease was primarily due to the decrease of merger related expenses partially offset by increases in salaries and benefits, credit and debit card, data processing and software amortization, and net occupancy and equipment due to three months of combined bank noninterest expenses in the first quarter 2020 compared with two months in fourth quarter 2019.

Balance Sheet Information

At March 31, 2020, Prosperity had $31.743 billion in total assets, an increase of $9.389 billion or 42.0%, compared with $22.354 billion at March 31, 2019.

Loans at March 31, 2020 were $19.127 billion, an increase of $8.713 billion or 83.7%, compared with $10.414 billion at March 31, 2019. Linked quarter loans increased $281.849 million or 1.5% from $18.845 billion at December 31, 2019.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2020, oil and gas loans totaled $718.654 million (net of discount) or 3.8% of total loans, of which $435.041 million were production

______________

(2)

Includes purchase accounting adjustments of $24.134 million, net of tax, primarily comprised of loan discount accretion of $28.482 million, and merger related expenses of $544 thousand for the three months ended March 31, 2020.

(3)	Includes purchase accounting adjustments of $1.238 million, net of tax, primarily comprised of loan discount accretion of $1.793 million for the three months ended March 31, 2019.

loans and $283.613 million were servicing loans, compared with total oil and gas loans of $380.835 million (net of discount) or 3.7% of total loans at March 31, 2019, of which $115.571 million were production loans and $265.264 million were servicing loans. In addition, as of March 31, 2020, Prosperity had total unfunded commitments to oil and gas companies of $389.515 million compared with total unfunded commitments to oil and gas companies of $231.474 million as of March 31, 2019. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants.  At March 31, 2020, loans to hotels totaled $374.105 million or 2.0% of total loans and loans to restaurants totaled $204.600 million or 1.1% of total loans.

Deposits at March 31, 2020 were $23.826 billion, an increase of $6.628 billion or 38.5%, compared with $17.198 billion at March 31, 2019. Linked quarter deposits decreased $373.375 million or 1.5% from $24.200 billion at December 31, 2019.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
LegacyTexas:
Loans held for sale	$54,229	$66,745	$—	$—	$—
Loans held for investment	6,713,337	6,636,855	—	—	—
Loans held for investment - Warehouse Purchase Program	1,713,762	1,552,762	—	—	—
All other loans	10,645,867	10,588,984	10,673,345	10,587,375	10,414,022
Total loans	$19,127,195	$18,845,346	$10,673,345	$10,587,375	$10,414,022

Deposits assumed (including new deposits since acquisition date):
LegacyTexas	$5,605,986	$6,141,546	$—	$—	$—
All other deposits	18,220,371	18,058,186	16,929,920	16,887,629	17,197,770
Total deposits	$23,826,357	$24,199,732	$16,929,920	$16,887,629	$17,197,770

Excluding loans acquired in the Merger and new production by the acquired lending operations since November 1, 2019, loans at March 31, 2020 grew $231.845 million or 2.2% compared with March 31, 2019 and grew $56.883 million or 0.5% compared with December 31, 2019.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since November 1, 2019, deposits at March 31, 2020 grew $1.023 billion or 6.0% compared with March 31, 2019 and grew $162.185 million or 0.9% compared with December 31, 2019.

Asset Quality

Nonperforming assets totaled $67.179 million or 0.25% of quarterly average interest-earning assets at March 31, 2020, compared with $40.883 million or 0.21% of quarterly average interest-earning assets at March 31, 2019, and $62.943 million or 0.25% of quarterly average interest-earning assets at December 31, 2019.

The allowance for credit losses on loans was $327.206 million or 1.71% of total loans at March 31, 2020 compared to $87.469 million or 0.46% of total loans at December 31, 2019 and $86.091 million or 0.83% of total loans at March 31, 2019.  On January 1, 2020, Prosperity adopted the measurement of current expected credit losses (“CECL”). Upon adoption of CECL, Prosperity recognized an increase in allowance for credit losses on loans of $108.698 million, of which $102.545 million was related to LegacyTexas and an increase in allowance for credit losses on off-balance sheet credit exposures of $24.443 million, of which $6.314 million was related to LegacyTexas, with a corresponding decrease in retained earnings (pre-tax). Additionally, Prosperity recognized an increase in the allowance for credit losses on loans of $131.841 million, of which $130.278 million was related to LegacyTexas, due to the reclass of purchased credit deteriorated (“PCD”) discounts as a result of adopting CECL.

Prosperity had a $13.150 million provision for credit losses reflecting forecasted credit deterioration due to the COVID-19 pandemic for the first quarter of 2020. Countering this provision, during the first quarter of 2020, several purchase credit deteriorated (“PCD”) loans were repaid in full, which cleared $8.576 million in specific reserves. Additionally, balance changes and historical loss rate improvements released $5.471 million in general reserves. Combined, these events fully offset the provision. Accordingly, there was no provision for credit losses for the three months ended March 31, 2020 compared with $700 thousand for the three months ended March 31, 2019 and $1.700 million for the three months ended December 31, 2019.

Net charge-offs were $801 thousand for the three months ended March 31, 2020 compared with net charge-offs of $1.049 million for the three months ended March 31, 2019 and net charge-offs of $1.291 million for the three months ended December 31, 2019.

Dividend

Prosperity Bancshares declared a second quarter cash dividend of $0.46 per share to be paid on July 1, 2020 to all shareholders of record as of June 15, 2020.

Stock Repurchase Program

On January 29, 2020, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.740 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 28, 2021, at the discretion of management. Prosperity Bancshares repurchased 2.092 million shares of its common stock at an average weighted price of $52.59 per share during the three months ended March 31, 2020.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, Hubei Province, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, the U.S. President announced a national emergency relating to the pandemic. On March 13, the Texas governor signed a proclamation certifying that COVID-19 poses an imminent threat of disaster in the state and declaring a state of disaster for all counties in Texas. Prosperity Bank (the “Bank”) is considered an essential business and is closely monitoring the latest developments regarding COVID-19. The health and safety of our associates, customers, and communities are of utmost importance, and the Bank remains committed to providing uninterrupted service. Additionally, the Bank has continuity plans in place to ensure critical operations are able to continue without disruption. The COVID-19 pandemic has resulted in significant economic uncertainties that could negatively impact Prosperity’s operating income, financial condition and cash flows.

Merger with LegacyTexas Financial Group, Inc.

On November 1, 2019, Prosperity completed the merger with LegacyTexas and its wholly-owned subsidiary LegacyTexas Bank headquartered in Plano, Texas. LegacyTexas Bank operated 42 locations in 19 North Texas cities in and around the Dallas-Fort Worth area.

Pursuant to the terms of the merger agreement, Prosperity issued 26,228,148 shares of Prosperity common stock with a closing price of $69.02 per share plus $318.018 million in cash, made up of $308.585 million in cash and $9.433 million in cash for taxes withheld, for all outstanding shares of LegacyTexas. This resulted in goodwill of $1.322 billion as of March 31, 2020, which was subject to subsequent fair value adjustments.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 29, 2020 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2020 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The elite entry number is 3056906.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2020, Prosperity Bancshares, Inc.® is a $31.7 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and cash management.

As of March 31, 2020, Prosperity operated 285 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area and 42 in the Dallas/Fort Worth area currently doing business as LegacyTexas Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on the Bank’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Fort Worth	Canton	East Bernard	86th Street
Bryan	Haltom City	Carthage	El Campo	98th Street
Bryan-29th Street	Keller	Corsicana	Dayton	Avenue Q
Bryan-East	Roanoke	Crockett	Galveston	North University
Bryan-North	Stockyards	Eustace	Groves	Texas Tech Student Union
Caldwell		Gilmer	Hempstead
College Station	Other Dallas/Fort Worth Area	Grapeland	Hitchcock	Midland
Crescent Point	Locations	Gun Barrel City	Liberty	Wadley
Hearne	Arlington	Jacksonville	Magnolia	Wall Street
Huntsville	Azle	Kerens	Magnolia Parkway
Madisonville	Ennis	Longview	Mont Belvieu	Odessa
Navasota	Gainesville	Mount Vernon	Nederland	Grandview
New Waverly	Glen Rose	Palestine	Needville	Grant
Rock Prairie	Granbury	Rusk	Rosenberg	Kermit Highway
Southwest Parkway	Mesquite	Seven Points	Shadow Creek	Parkway
Tower Point	Muenster	Teague	Spring
Wellborn Road	Sanger	Tyler-Beckham	Tomball	Other West Texas Area
	Waxahachie	Tyler-South Broadway	Waller	Locations
Central Texas Area	Weatherford	Tyler-University	West Columbia	Big Spring
Austin		Winnsboro	Wharton	Brownfield
Allandale	LegacyTexas Dallas/Fort Worth Area		Winnie	Brownwood
Cedar Park	LegacyTexas Dallas	Houston Area	Wirt	Cisco
Congress	14th Street	Houston		Comanche
Lakeway	Addison	Aldine	South Texas Area -	Early
Liberty Hill	Allen	Alief	Corpus Christi	Floydada
Northland	Carrollton	Bellaire	Calallen	Gorman
Oak Hill	Coppell	Beltway	Carmel	Levelland
Research Blvd	Downtown Grapevine	Clear Lake	Northwest	Littlefield
Westlake	East Plano	Copperfield	Saratoga	Merkel
	El Dorado	Cypress	Timbergate	Plainview
Other Central Texas Area	Frisco	Downtown	Water Street	San Angelo
Locations	Frisco-South	Eastex		Slaton
Bastrop	Frisco-West	Fairfield	Victoria	Snyder
Canyon Lake	Garland	First Colony	Victoria Main
Dime Box	Grapevine	Fry Road	Victoria-Navarro	Oklahoma
Dripping Springs	Grapevine Drive-thru	Gessner	Victoria-North	Central Oklahoma Area
Elgin	Lake Highlands	Gladebrook	Victoria Salem	Oklahoma City
Flatonia	LegacyTexas	Grand Parkway		23rd Street
Georgetown	McKinney	Heights	Other South Texas Area	Expressway
Gruene	McKinney-380	Highway 6 West	Locations	I-240
Kingsland	North Carrolton	Little York	Alice	Memorial
La Grange	North East Tarrant County	Medical Center	Aransas Pass
Lexington	Oak Cliff	Memorial Drive	Beeville	Other Central Oklahoma Area
New Braunfels	Park Cities	Northside	Colony Creek	Locations
Pleasanton	Plano-West	Pasadena	Cuero	Edmond
Round Rock	Preston Forest	Pecan Grove	Edna	Norman
San Antonio	Preston Road	Pin Oak	Goliad
Schulenburg	Preston Royal	River Oaks	Gonzales	Tulsa Area
Seguin	Richardson	Sugar Land	Hallettsville	Tulsa
Smithville	Richardson-West	SW Medical Center	Kingsville	Garnett
Thorndale	Rosewood Court	Tanglewood	Mathis	Harvard
Weimar	Tollroad	The Plaza	Padre Island	Memorial
	Trinity Mills	Uptown	Palacios	Sheridan
Dallas/Fort Worth Area	West 15th	Waugh Drive	Port Lavaca	S. Harvard
Dallas	West Allen	Westheimer	Portland	Utica Tower
Abrams Centre	Wylie	West University	Rockport	Yale
Balch Springs		Woodcreek	Sinton
Camp Wisdom	LegacyTexas Fort Worth		Taft	Other Tulsa Area Locations
Cedar Hill	Hulen	Katy	Yoakum	Owasso
Frisco	Museum Place	Cinco Ranch	Yorktown
Frisco-West	Renaissance Square	Katy-Spring Green
Kiest			West Texas Area
McKinney	LegacyTexas Other Dallas/Fort Worth	The Woodlands	Abilene
McKinney-Stonebridge	Area Locations	The Woodlands-College Park	Antilley Road
Midway	Flower Mound	The Woodlands-I-45	Barrow Street
Plano	Grand Prairie	The Woodlands-Research Forest	Cypress Street
Preston Forest	Jacksboro		Judge Ely
Preston Road	Runaway Bay	Other Houston Area	Mockingbird
Red Oak	Weatherford	Locations
Sachse		Angleton	Lubbock
The Colony	East Texas Area	Bay City	4th Street
Turtle Creek	Athens	Beaumont	66th Street
Westmoreland	Blooming Grove	Cleveland	82nd Street

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Balance Sheet Data (at period end)
Loans held for sale	$65,035	$80,959	$20,284	$20,315	$24,398
Loans held for investment	17,348,398	17,211,625	10,653,061	10,567,060	10,389,624
Loans held for investment - Warehouse Purchase Program	1,713,762	1,552,762	—	—	—
Total loans	19,127,195	18,845,346	10,673,345	10,587,375	10,414,022

Investment securities(A)	8,295,495	8,570,056	8,495,206	8,951,940	9,137,645
Federal funds sold	676	519	521	555	566
Allowance for credit losses(B)	(327,206)	(87,469)	(87,061)	(87,006)	(86,091)
Cash and due from banks	381,458	573,589	420,359	302,069	291,498
Goodwill	3,223,144	3,223,671	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	83,041	86,404	29,051	30,299	31,564
Other real estate owned	5,452	6,936	815	2,005	2,096
Fixed assets, net	327,293	326,832	263,703	262,479	257,595
Other assets	626,951	639,824	396,033	424,660	404,501
Total assets	$31,743,499	$32,185,708	$22,092,817	$22,375,221	$22,354,241

Noninterest-bearing deposits	$7,461,323	$7,763,894	$5,784,002	$5,691,236	$5,673,707
Interest-bearing deposits	16,365,034	16,435,838	11,145,918	11,196,393	11,524,063
Total deposits	23,826,357	24,199,732	16,929,920	16,887,629	17,197,770
Other borrowings	1,338,429	1,303,730	600,795	940,874	680,952
Securities sold under repurchase agreements	344,695	377,294	311,404	313,825	254,573
Subordinated notes	125,585	125,804	—	—	—
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	5,599	—	—	—
Other liabilities	222,912	202,714	123,892	104,998	111,156
Total liabilities	25,887,925	26,214,873	17,966,011	18,247,326	18,244,451
Shareholders' equity(C)	5,855,574	5,970,835	4,126,806	4,127,895	4,109,790
Total liabilities and equity	$31,743,499	$32,185,708	$22,092,817	$22,375,221	$22,354,241

(A)

Includes $(3,421), $763, $49, $1,611, and $895 in unrealized (losses) gains on available for sale securities for the quarterly periods ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(B)	ASU 2016-13 became effective for Prosperity on January 1, 2020.
(C)

Includes $(2,703), $602, $38, $1,273, and $706 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Income Statement Data
Interest income:
Loans	$247,243	$222,910	$134,943	$133,525	$130,065
Securities(D)	48,282	49,348	50,872	53,944	55,648
Federal funds sold and other earning assets	713	600	363	318	402
Total interest income	296,238	272,858	186,178	187,787	186,115

Interest expense:
Deposits	35,018	32,759	26,939	26,562	25,128
Other borrowings	2,932	6,115	4,335	5,556	5,317
Securities sold under repurchase agreements	757	879	914	831	759
Subordinated notes and trust preferred	1,500	1,075	—	—	—
Total interest expense	40,207	40,828	32,188	32,948	31,205
Net interest income	256,031	232,030	153,990	154,838	154,911
Provision for credit losses	—	1,700	1,100	800	700
Net interest income after provision for credit losses	256,031	230,330	152,890	154,038	154,211

Noninterest income:
Nonsufficient funds (NSF) fees	9,443	9,990	8,835	7,973	7,816
Credit card, debit card and ATM card income	7,474	7,728	6,688	6,480	5,971
Service charges on deposit accounts	6,104	5,597	5,020	4,989	4,998
Trust income	2,662	2,582	2,492	2,558	2,595
Mortgage income	2,010	2,455	839	990	722
Brokerage income	650	625	522	541	673
Bank owned life insurance income	1,545	1,502	1,314	1,321	1,289
Net (loss) gain on sale or write-down of assets	(385)	(1,870)	(3)	2	58
Other noninterest income	4,885	6,897	4,966	5,104	4,022
Total noninterest income	34,388	35,506	30,673	29,958	28,144

Noninterest expense:
Salaries and benefits	77,282	69,356	52,978	52,941	51,073
Net occupancy and equipment	8,980	7,420	5,607	5,492	5,466
Credit and debit card, data processing and software amortization	11,421	9,158	4,989	4,904	4,573
Regulatory assessments and FDIC insurance	2,078	2,095	1,814	2,325	2,374
Core deposit intangibles amortization	3,363	2,705	1,248	1,265	1,319
Depreciation	4,768	4,212	3,286	3,111	3,104
Communications	3,195	3,012	2,214	2,183	2,270
Other real estate expense	46	57	68	120	83
Net (gain) loss on sale or write-down of other real estate	(130)	(49)	(115)	(54)	(177)
Merger related expenses	544	46,402	—	—	—
Other noninterest expense	13,194	12,083	8,610	8,534	8,486
Total noninterest expense	124,741	156,451	80,699	80,821	78,571
Income before income taxes	165,678	109,385	102,864	103,175	103,784
Provision for income taxes	34,830	23,251	21,106	20,917	21,382
Net income available to common shareholders	$130,848	$86,134	$81,758	$82,258	$82,402

(D) Interest income on securities was reduced by net premium amortization of $8,005, $8,556, $8,027, $7,607 and $6,589 for the three-month periods ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Profitability
Net income (E) (F)	$130,848	$86,134	$81,758	$82,258	$82,402

Basic earnings per share	$1.39	$1.01	$1.19	$1.18	$1.18
Diluted earnings per share	$1.39	$1.01	$1.19	$1.18	$1.18

Return on average assets (G) (K)	1.67%	1.19%	1.47%	1.46%	1.46%
Return on average common equity (G) (K)	8.86%	6.33%	7.89%	7.92%	8.05%
Return on average tangible common equity (G) (H) (K)	20.16%	12.50%	14.77%	14.82%	15.24%
Tax equivalent net interest margin (E) (F) (I)	3.81%	3.66%	3.16%	3.16%	3.20%
Efficiency ratio (H) (J) (L)	42.90%	58.07%	43.70%	43.74%	42.94%

Liquidity and Capital Ratios
Equity to assets	18.45%	18.55%	18.68%	18.45%	18.38%
Common equity tier 1 capital	12.27%	12.30%	16.68%	16.59%	16.76%
Tier 1 risk-based capital	12.27%	12.30%	16.68%	16.59%	16.76%
Total risk-based capital	12.81%	12.70%	17.34%	17.25%	17.42%
Tier 1 leverage capital	9.49%	10.42%	10.86%	10.67%	10.59%
Period end tangible equity to period end tangible assets (H)	8.96%	9.21%	10.90%	10.75%	10.66%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	94,371	85,573	68,738	69,806	69,847
Diluted	94,371	85,573	68,738	69,806	69,847
Period end shares outstanding	92,652	94,746	68,397	69,261	69,846
Cash dividends paid per common share	$0.46	$0.46	$0.41	$0.41	$0.41
Book value per common share	$63.20	$63.02	$60.34	$59.60	$58.84
Tangible book value per common share (H)	$27.52	$28.08	$32.12	$31.72	$31.17

Common Stock Market Price
High	$75.22	$74.35	$71.86	$74.50	$75.36
Low	$42.02	$66.60	$62.17	$61.85	$61.65
Period end closing price	$48.25	$71.89	$70.63	$66.05	$69.06
Employees – FTE	3,782	3,901	3,044	3,046	3,065
Number of banking centers	285	285	243	243	242

(E) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Loan discount accretion
ASC 310-20	$22,463	$17,834	$1,006	$880	$1,474
ASC 310-30	$6,019	$5,908	$277	$347	$319
Securities net amortization	$194	$201	$157	$255	$234
Time deposits amortization	$2,270	$1,709	—	—	—

(F) Using effective tax rate of 21.0%, 21.3%, 20.5%, 20.3% and 20.6% for the three-month periods ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(G) Interim periods annualized.

(H) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(I) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 days basis.

(J)

Calculated by dividing total noninterest expense, excluding credit loss provisions and one-time merger and acquisition expenses, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

(K)

Excluding merger related expenses, net of tax, annualized returns on average assets, average common equity and average tangible common equity were 1.67%(H), 8.89%(H) and 20.23%(H) for the three months ended March 31, 2020.

(L)	Excluding merger related expenses, net of tax, the efficiency ratio was 42.71%(H) for the three months ended March 31, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2020				Dec 31, 2019				Mar 31, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-earning assets:
Loans held for sale	$66,917	$632	3.80%		$57,171	$570	3.96%		$24,993	$305	4.95%
Loans held for investment	17,263,098	236,517	5.51%		15,261,163	212,466	5.52%		10,367,242	129,760	5.08%
Loans held for investment - Warehouse Purchase Program	1,120,324	10,094	3.62%		996,903	9,874	3.93%		—	—	—
Total Loans	18,450,339	247,243	5.39%		16,315,237	222,910	5.42%		10,392,235	130,065	5.08%
Investment securities	8,434,196	48,282	2.30%	(N)	8,598,736	49,348	2.28%	(N)	9,299,963	55,648	2.43%	(N)
Federal funds sold and other earning assets	223,631	713	1.28%		305,596	600	0.78%		71,842	402	2.27%
Total interest-earning assets	27,108,166	296,238	4.40%		25,219,569	272,858	4.29%		19,764,040	186,115	3.82%
Allowance for credit losses(B)	(328,005)				(86,795)				(86,507)
Noninterest-earning assets	4,577,251				3,930,651				2,864,039
Total assets	$31,357,412				$29,063,425				$22,541,572

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,990,376	$7,096	0.57%		$4,233,880	$5,755	0.54%		$4,148,377	$6,812	0.67%
Savings and money market deposits	7,965,440	14,122	0.71%		7,109,754	14,187	0.79%		5,472,789	11,184	0.83%
Certificates and other time deposits	3,404,748	13,800	1.63%		3,044,843	12,817	1.67%		2,062,753	7,132	1.40%
Other borrowings	832,961	2,932	1.42%		1,403,686	6,115	1.73%		844,873	5,317	2.55%
Securities sold under repurchase agreements	366,615	757	0.83%		351,580	879	0.99%		272,630	759	1.13%
Subordinated notes and trust preferred	125,694	1,500	4.80%		87,963	1,075	4.85%		—	—	—
Total interest-bearing liabilities	17,685,834	40,207	0.91%	(O)	16,231,706	40,828	1.00%	(O)	12,801,422	31,204	0.99%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	7,491,798				7,066,878				5,557,821
Allowance for credit losses on off-balance sheet credit exposures(B)	13,009				5,599				—
Other liabilities	262,523				315,256				86,868
Total liabilities	25,453,164				23,619,439				18,446,111
Shareholders' equity	5,904,248				5,443,986				4,095,461
Total liabilities and shareholders' equity	$31,357,412				$29,063,425				$22,541,572

Net interest income and margin		$256,031	3.80%			$232,030	3.65%			$154,911	3.18%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		723				668				863
Net interest income and margin (tax equivalent basis)		$256,754	3.81%			$232,698	3.66%			$155,774	3.20%

(M) Annualized and based on an actual 365 day or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $8,005, $8,556 and $6,589 for the three-month periods ended March 31, 2020, December 31, 2019 and March 31, 2020, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.64%, 0.70% and 0.69% for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
YIELD TREND (P)

Interest-Earning Assets:
Loans held for sale	3.80%	3.96%	5.01%	5.12%	4.95%
Loans held for investment	5.51%	5.52%	5.05%	5.08%	5.09%
Loans held for investment - Warehouse Purchase Program	3.62%	3.93%	—	—	—
Total loans	5.39%	5.42%	5.05%	5.09%	5.08%
Investment securities (Q)	2.30%	2.28%	2.30%	2.36%	2.43%
Federal funds sold and other earning assets	1.28%	0.78%	1.93%	1.98%	2.27%
Total interest-earning assets	4.40%	4.29%	3.80%	3.81%	3.82%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.57%	0.54%	0.62%	0.63%	0.67%
Savings and money market deposits	0.71%	0.79%	0.90%	0.90%	0.83%
Certificates and other time deposits	1.63%	1.67%	1.67%	1.57%	1.40%
Other borrowings	1.42%	1.73%	2.29%	2.52%	2.55%
Securities sold under repurchase agreements	0.83%	0.99%	1.15%	1.15%	1.13%
Subordinated notes and trust preferred	4.80%	4.85%	—	—	—
Total interest-bearing liabilities	0.91%	1.00%	1.04%	1.05%	0.99%

Net Interest Margin	3.80%	3.65%	3.14%	3.14%	3.18%
Net Interest Margin (tax equivalent)	3.81%	3.66%	3.16%	3.16%	3.20%

(P) Annualized and based on average balances on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $8,005, $8,556, $8,027, $7,607 and $6,589 for the three-month periods ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Balance Sheet Averages
Loans held for sale	$66,917	$57,171	$21,077	$24,787	$24,993
Loans held for investment	17,263,098	15,261,163	10,589,272	10,495,638	10,367,242
Loans held for investment - Warehouse Purchase Program	1,120,324	996,903	—	—	—
Total Loans	18,450,339	16,315,237	10,610,349	10,520,425	10,392,235

Investment securities	8,434,196	8,598,736	8,758,056	9,185,877	9,299,963
Federal funds sold and other earning assets	223,631	305,596	74,751	64,335	71,842
Total interest-earning assets	27,108,166	25,219,569	19,443,156	19,770,637	19,764,040
Allowance for credit losses(B)	(328,005)	(86,795)	(86,996)	(86,158)	(86,507)
Cash and due from banks	321,832	275,072	230,986	227,653	266,316
Goodwill	3,223,633	2,658,133	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	84,865	28,912	29,682	30,933	32,243
Other real estate	5,837	4,864	997	2,053	2,100
Fixed assets, net	325,337	308,692	263,495	260,054	257,811
Other assets	615,747	654,978	423,931	420,940	404,724
Total assets	$31,357,412	$29,063,425	$22,206,096	$22,526,957	$22,541,572

Noninterest-bearing deposits	$7,491,798	$7,066,878	$5,701,419	$5,674,615	$5,557,821
Interest-bearing demand deposits	4,990,376	4,233,880	3,575,249	3,714,968	4,148,377
Savings and money market deposits	7,965,440	7,109,754	5,524,277	5,647,494	5,472,789
Certificates and other time deposits	3,404,748	3,044,843	2,083,803	2,057,033	2,062,753
Total deposits	23,852,362	21,455,355	16,884,748	17,094,110	17,241,740
Other borrowings	832,961	1,403,686	749,814	883,557	844,873
Securities sold under repurchase agreements	366,615	351,580	315,277	288,666	272,630
Subordinated notes and trust preferred	125,694	87,963	—	—	—
Allowance for credit losses on off-balance sheet credit exposures(B)	13,009	5,673	—	—	—
Other liabilities	262,523	320,855	111,526	108,246	86,868
Shareholders' equity	5,904,248	5,443,986	4,144,731	4,152,378	4,095,461
Total liabilities and equity	$31,357,412	$29,063,425	$22,206,096	$22,526,957	$22,541,572

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019
Period End Balances

Loan Portfolio
Commercial and industrial	$2,500,110	13.1%	$2,507,318	13.3%	$1,120,913	10.5%	$1,158,657	10.9%	$1,117,753	10.7%
Warehouse purchase program	1,713,762	9.0%	1,552,762	8.2%	—	—	—	—	—	—
Construction, land development and other land loans	2,051,021	10.7%	2,064,167	11.0%	1,764,648	16.5%	1,739,308	16.4%	1,709,283	16.4%
1-4 family residential	3,993,138	20.9%	3,880,382	20.6%	2,472,907	23.2%	2,456,506	23.2%	2,444,434	23.5%
Home equity	516,003	2.6%	507,029	2.6%	250,775	2.3%	256,772	2.4%	262,276	2.5%
Commercial real estate (includes multi-family residential)	6,576,213	34.4%	6,556,285	34.9%	3,652,176	34.3%	3,551,668	33.6%	3,496,688	33.6%
Agriculture (includes farmland)	635,295	3.3%	680,855	3.6%	729,585	6.8%	736,470	7.0%	708,348	6.8%
Consumer and other	423,000	2.2%	398,271	2.1%	342,839	3.2%	321,023	3.0%	294,405	2.8%
Energy	718,653	3.8%	698,277	3.7%	339,502	3.2%	366,971	3.5%	380,835	3.7%
Total loans	$19,127,195		$18,845,346		$10,673,345		$10,587,375		$10,414,022

Deposit Types
Noninterest-bearing DDA	$7,461,323	31.3%	$7,763,894	32.1%	$5,784,002	34.2%	$5,691,236	33.7%	$5,673,707	33.0%
Interest-bearing DDA	4,980,090	20.9%	5,100,938	21.1%	3,564,419	21.0%	3,530,581	20.9%	3,875,109	22.5%
Money market	5,341,525	22.4%	5,099,024	21.1%	3,457,728	20.4%	3,438,164	20.3%	3,302,445	19.2%
Savings	2,716,247	11.4%	2,756,297	11.3%	2,027,621	12.0%	2,158,159	12.8%	2,293,134	13.3%
Certificates and other time deposits	3,327,172	14.0%	3,479,579	14.4%	2,096,150	12.4%	2,069,489	12.3%	2,053,375	12.0%
Total deposits	$23,826,357		$24,199,732		$16,929,920		$16,887,629		$17,197,770

Loan to Deposit Ratio	80.3%		77.9%		63.0%		62.7%		60.6%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019

Single family residential construction	$655,191	31.9%	$614,647	29.7%	$462,714	26.2%	$446,868	25.7%	$454,041	26.5%
Land development	110,853	5.4%	88,529	4.3%	80,711	4.6%	87,825	5.0%	84,562	4.9%
Raw land	265,943	12.9%	233,559	11.3%	171,609	9.7%	168,531	9.7%	156,674	9.2%
Residential lots	136,861	6.7%	138,961	6.7%	123,265	7.0%	121,586	7.0%	119,301	7.0%
Commercial lots	106,036	5.2%	101,960	4.9%	102,084	5.8%	105,633	6.1%	92,683	5.4%
Commercial construction and other	778,731	37.9%	890,597	43.1%	825,001	46.7%	809,680	46.5%	802,996	47.0%
Net unaccreted discount	(2,594)		(4,086)		(736)		(815)		(974)
Total construction loans	$2,051,021		$2,064,167		$1,764,648		$1,739,308		$1,709,283

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2020

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$370,875	$295,704	$49,914	$16,013	$32,207	$288,543	$1,053,256
Commercial and industrial buildings	149,079	79,447	13,566	12,009	19,574	175,596	449,271
Office buildings	194,554	695,103	26,001	43,739	5,526	89,462	1,054,385
Medical buildings	38,769	50,872	12,832	24,711	25,620	51,514	204,318
Apartment buildings	358,231	726,145	33,207	16,028	43,127	235,595	1,412,333
Hotel	60,893	73,386	33,108	30,038	—	135,078	332,503
Other	52,565	32,165	15,770	10,376	4,444	84,748	200,068
Total	$1,224,966	$1,952,822	$184,398	$152,914	$130,498	$1,060,536	$4,706,134	(S)

Acquired Loans

	Non-PCD Loans			PCD Loans				Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2019	Balance at Mar 31, 2020	Balance at Acquisition Date	Balance at Dec 31, 2019	Balance at Mar 31, 2020		Balance at Acquisition Date		Balance at Dec 31, 2019	Balance at Mar 31, 2020
Loan marks:
Acquired banks (T)	$229,080	$10,115	$9,238	$142,128	$1,562	$—		$371,208		$11,677	$9,238
LegacyTexas merger(U)	116,519	100,015	78,375	177,924	165,758	29,460		294,443		265,773	107,835
Total	345,599	110,130	87,613	320,052	167,320	29,460	(W)	665,651		277,450	117,073

Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	379,729	350,738	275,221	7,889	7,548		5,966,219		387,618	358,286
LegacyTexas merger(U)	6,595,161	5,722,811	5,393,630	414,352	402,896	347,612		7,009,513		6,125,707	5,741,242
Total	12,286,159	6,102,540	5,744,368	689,573	410,785	355,160		12,975,732	(V)	6,513,325	6,099,528

Acquired portfolio loan balances less loan marks	$11,940,560	$5,992,410	$5,656,755	$369,521	$243,465	$325,700		$12,310,081		$6,235,875	$5,982,455

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $6.576 billion as of March 31, 2020.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) LegacyTexas merger was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.443 million at acquisition date.

(V) Actual principal balances acquired.

(W) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Asset Quality
Nonaccrual loans	$58,194	$55,243	$49,973	$37,289	$37,491
Accruing loans 90 or more days past due	3,255	441	341	1,594	647
Total nonperforming loans	61,449	55,684	50,314	38,883	38,138
Repossessed assets	278	324	28	670	649
Other real estate	5,452	6,935	815	2,005	2,096
Total nonperforming assets	$67,179	$62,943	$51,157	$41,558	$40,883

Nonperforming assets:
Commercial and industrial (includes energy)	$15,987	$17,086	$15,974	$17,592	$17,119
Construction, land development and other land loans	1,125	1,177	874	2,296	1,488
1-4 family residential (includes home equity)	28,996	26,453	19,600	16,641	17,508
Commercial real estate (includes multi-family residential)	20,155	18,031	14,384	4,352	4,166
Agriculture (includes farmland)	896	101	285	616	542
Consumer and other	20	95	40	61	60
Total	$67,179	$62,943	$51,157	$41,558	$40,883
Number of loans/properties	198	236	89	92	84
Allowance for credit losses at end of period(X)	$327,206	$87,469	$87,061	$87,006	$86,091

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$(28)	$76	$(83)	$(828)	$1,719
Construction, land development and other land loans	(12)	(6)	(6)	7	—
1-4 family residential (includes home equity)	5	20	(9)	11	(3)
Commercial real estate (includes multi-family residential)	(81)	254	(1)	(1)	(1)
Agriculture (includes farmland)	(1)	(18)	278	46	(1,278)
Consumer and other	918	965	867	650	612
Total	$801	$1,291	$1,046	$(115)	$1,049

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.25%	0.25%	0.26%	0.21%	0.21%
Nonperforming assets to loans and other real estate	0.35%	0.33%	0.48%	0.39%	0.39%
Net charge-offs to average loans (annualized)	0.02%	0.03%	0.04%	—	0.04%
Allowance for credit losses to total loans(X)	1.71%	0.46%	0.82%	0.82%	0.83%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans(X)	1.88%	0.51%	0.82%	0.82%	0.83%

(X) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30 and Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses:
Net income	$130,848	$86,134	$81,758	$82,258	$82,402
Add: merger related expenses, net of tax(Y)	430	36,658	—	—	—
Net income, excluding merger related expenses, net of tax(Y)	$131,278	$122,792	$81,758	$82,258	$82,402

Weighted average diluted shares outstanding	94,371	85,573	68,738	69,806	69,847
Merger related expenses per diluted share, net of tax(Y)	$—	$0.43	$—	$—	$—
Diluted earnings per share, excluding merger related expenses, net of tax(Y)	$1.39	$1.44	$1.19	$1.18	$1.18

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax:
Net income, excluding merger related expenses, net of tax(Y)	$131,278	$122,792	$81,758	$82,258	$82,402
Average total assets	$31,357,412	$29,063,425	$22,206,096	$22,526,957	$22,541,572
Return on average assets excluding merger related expenses, net of tax (G) (Y)	1.67%	1.69%	1.47%	1.46%	1.46%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax:
Net income, excluding merger related expenses, net of tax(Y)	$131,278	$122,792	$81,758	$82,258	$82,402
Average shareholders' equity	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$4,095,461
Return on average common equity excluding merger related expenses, net of tax (G) (Y)	8.89%	9.02%	7.89%	7.92%	8.05%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,848	$86,134	$81,758	$82,258	$82,402
Average shareholders' equity	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$4,095,461
Less: Average goodwill and other intangible assets	(3,308,498)	(2,687,045)	(1,930,527)	(1,931,778)	(1,933,088)
Average tangible shareholders’ equity	$2,595,750	$2,756,941	$2,214,204	$2,220,600	$2,162,373
Return on average tangible common equity (G)	20.16%	12.50%	14.77%	14.82%	15.24%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax:
Net income excluding merger related expenses, net of tax(Y)	$131,278	$122,792	$81,758	$82,258	$82,402
Average shareholders' equity	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$4,095,461
Less: Average goodwill and other intangible assets	(3,308,498)	(2,687,045)	(1,930,527)	(1,931,778)	(1,933,088)
Average tangible shareholders’ equity	$2,595,750	$2,756,941	$2,214,204	$2,220,600	$2,162,373
Return on average tangible common equity excluding merger related expenses, net of tax (F) (Y)	20.23%	17.82%	14.77%	14.82%	15.24%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$5,855,574	$5,970,835	$4,126,806	$4,127,895	$4,109,790
Less: Goodwill and other intangible assets	(3,306,185)	(3,310,075)	(1,929,896)	(1,931,144)	(1,932,409)
Tangible shareholders’ equity	$2,549,389	$2,660,760	$2,196,910	$2,196,751	$2,177,381

Period end shares outstanding	92,652	94,746	68,397	69,261	69,846
Tangible book value per share:	$27.52	$28.08	$32.12	$31.72	$31.17

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,549,389	$2,660,760	$2,196,910	$2,196,751	$2,177,381
Total assets	$31,743,499	$32,185,708	$22,092,817	$22,375,221	$22,354,241
Less: Goodwill and other intangible assets	(3,306,185)	(3,310,075)	(1,929,896)	(1,931,144)	(1,932,409)
Tangible assets	$28,437,314	$28,875,633	$20,162,921	$20,444,077	$20,421,832
Period end tangible equity to period end tangible assets ratio:	8.96%	9.21%	10.90%	10.75%	10.66%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program loans:
Allowance for credit losses (X)	$327,206	$87,469	$87,061	$87,006	$86,091
Total loans	$19,127,195	$18,845,346	$10,673,345	$10,587,375	$10,414,022
Less: Warehouse Purchase Program loans	1,713,762	1,552,762	—	—	—
Total loans less Warehouse Purchase Program loans	$17,413,433	$17,292,584	$10,673,345	$10,587,375	$10,414,022
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans	1.88%	0.51%	0.82%	0.82%	0.83%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$124,741	$156,451	$80,699	$80,821	$78,571

Net interest income	$256,031	$232,030	$153,990	$154,838	$154,911
Noninterest income	34,388	35,506	30,673	29,958	28,144
Less: net (loss) gain on sale of assets	(385)	(1,870)	(3)	2	58
Noninterest income excluding net gains and losses on the sale of assets and securities	34,773	37,376	30,676	29,956	28,086
Total income excluding net gains and losses on the sale of assets and securities	$290,804	$269,406	$184,666	$184,794	$182,997
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	42.90%	58.07%	43.70%	43.74%	42.94%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities and merger related expenses:
Noninterest expense	$124,741	$156,451	$80,699	$80,821	$78,571
Less: merger related expenses	544	46,402	—	—	—
Noninterest expense excluding merger related expenses	$124,197	$110,049	$80,699	$80,821	$78,571

Net interest income	$256,031	$232,030	$153,990	$154,838	$154,911
Noninterest income	34,388	35,506	30,673	29,958	28,144
Less: net (loss) gain on sale of assets	(385)	(1,870)	(3)	2	58
Noninterest income excluding net gains and losses on the sale of assets and securities	34,773	37,376	30,676	29,956	28,086
Total income excluding net gains and losses on the sale of assets and securities	$290,804	$269,406	$184,666	$184,794	$182,997
Efficiency ratio, excluding net gains and losses on the sale of assets and securities and merger related expenses	42.71%	40.85%	43.70%	43.74%	42.94%